EXHIBIT 99.1

        Zale Corporation Announces First Quarter Sales Results

    DALLAS--(BUSINESS WIRE)--Nov. 4, 2004--Zale Corporation (NYSE:ZLC), North America's largest specialty retailer of fine jewelry, reported today that for the first quarter ended October 31, 2004, comparable store sales, which include the effects of the recent hurricanes, decreased 0.9%. Total revenues for the period were $423 million compared to last year's first quarter revenues of $417 million, an increase of 1.4%.
    "These first quarter sales results met our expectations, excluding the effect of the recent hurricanes," commented Mary L. Forte, President and Chief Executive Officer. "As we now approach the critical holiday period, we are well-positioned to maximize opportunities through the continued execution of our business plan. We are enhancing the entire customer experience through a more targeted marketing campaign and an increased dedication to training that will complement an array of new merchandise offerings this holiday season."
    Zale Corporation will announce its first quarter fiscal 2005 earnings results on November 16, 2004. A conference call will be held at 9:00 a.m. EST. Parties interested in participating should dial 706-643-7467 five minutes prior to the scheduled start time. A webcast of the call, as well as a replay, will be available on the Company's Web site at www.zalecorp.com. For additional information, contact Investor Relations.
    Zale Corporation is North America's largest specialty retailer of fine jewelry operating approximately 2,315 retail locations throughout the United States, Canada and Puerto Rico, as well as online. Zale Corporation's brands include Zales Jewelers, Zales Fine Jewelry Outlet, Gordon's Jewelers, Bailey Banks & Biddle Fine Jewelers, Peoples Jewellers, Mappins Jewellers and Piercing Pagoda. Through its ZLC Direct organization, Zale also operates online at www.zales.com and www.baileybanksandbiddle.com. Additional information on Zale Corporation and its brands is available at www.zalecorp.com.

   This release contains forward-looking statements, including statements regarding the Company's merchandising and marketing strategies and results of operations which are based upon management's beliefs as well as on assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: if the general economy performs poorly, discretionary spending on goods that are, or are perceived to be, "luxuries" may not grow and may even decrease; the concentration of a substantial portion of the Company's sales in three, relatively brief selling seasons means that the Company's performance is more susceptible to disruptions; most of the Company's sales are of products that include diamonds, precious metals and other commodities, and fluctuations in the availability and pricing of commodities could impact the Company's ability to obtain and produce products at favorable prices; the Company's sales are dependent upon mall traffic; the Company operates in a highly competitive industry; any failure by the Company to manage its inventory effectively will negatively impact sales and earnings; because of the Company's dependence upon a small number of landlords for a substantial number of the Company's locations, any significant erosion of the Company's relationships with those landlords would negatively impact the Company's ability to obtain and retain store locations; changes in regulatory requirements relating to the extension of credit may increase the cost of or adversely affect the Company's operations; any disruption in, or changes to, the Company's private label credit card arrangement with Citi may adversely affect the Company's ability to provide consumer credit and write credit insurance; acquisitions involve special risks, including the possibility that the Company may not be able to integrate acquisitions into its existing operations; and certain other factors described from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2004. The Company disclaims any obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances.

    CONTACT: Zale Corporation, Dallas
             David H. Sternblitz, 972-580-5047
             Vice President and Treasurer